SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 7, 1999


                        THE CARBIDE/GRAPHITE GROUP, INC.


        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700



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Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:


Current Developments Update
---------------------------

     On June 7, 1999, the Company announced the following information with respect to the ratification of the labor contract with its hourly workforce at its St. Marys, PA facility:

     Pittsburgh,  PA - June 7, 1999 - The  Carbide/Graphite  Group, Inc. (NASDAQ
NNM: CGGI) today announced that it has reached a collective bargaining agreement with the International Union of Electrical, Technical, Salaried Machine and Furniture Workers, AFL-CIO Local Union 502, representing the hourly workforce at its St. Marys, Pennsylvania facility. The new, two-year agreement expires in June, 2001.

     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.



                                      ###


Item 6 through Item 9:  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler - Chief Executive Officer

Dated:  June 7, 1999